Exhibit 99.1

NEWS RELEASE
Investor Contact:
Jessica Vanden Heuvel, Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Manager of Public Relations
920-491-7576

Associated Banc-Corp Reports First Quarter Earnings of $0.35 per share
Earnings per share up 30% from prior year

GREEN BAY, Wis. -- April 20, 2017 -- Associated Banc-Corp (NYSE: ASB) today reported net income available to common equity of $54 million, or $0.35 per common share for the quarter ended March 31, 2017. This compares to net income available to common equity of $40 million, or $0.27 per common share for the quarter ended March 31, 2016.
“The quarter’s margin expansion coupled with higher residential mortgage and steady commercial real estate loan growth contributed to a 30% year over year increase in earnings per common share. We continued to show progress across our fee businesses while holding expenses flat. Year over year results were also supported by an improving credit environment.” said President and CEO Philip B. Flynn. "We are in a good place - strongly positioned and fully committed to a path of continued disciplined growth. We look forward to delivering against our full year guidance."

FIRST QUARTER SUMMARY

•	Average loans of $20.1 billion grew $1.1 billion, or 6% from the year ago quarter

•	Average deposits of $21.5 billion grew $891 million, or 4% from the year ago quarter

•	Net interest income of $180 million increased $8 million, or 5% from the year ago quarter

•	Net interest margin of 2.84% improved from 2.81% in the year ago quarter

•	Provision for credit losses of $9 million decreased $11 million, or 55% from the year ago quarter

•	Noninterest income of $80 million reflected less investment gains from the year ago quarter

•	Noninterest expense was essentially flat at $174 million from the year ago quarter

•	Return on average common equity Tier 1 (CET1) was 10.6%

•	Total dividends per common share of $0.12 were up 9% from the year ago quarter

•	Capital ratios remain strong with a CET1 ratio of 9.9% at quarter end

FIRST QUARTER FINANCIAL RESULTS

Loans
First quarter average loans of $20.1 billion were up 6%, or $1.1 billion from the year ago quarter and were up $96 million from the fourth quarter.
With respect to first quarter average balances:

•	Commercial real estate lending increased 12%, or $530 million from the year ago quarter and grew $85 million from the fourth quarter to $5.0 billion.

•	Consumer lending increased 7%, or $541 million from the year ago quarter and grew $218 million from the fourth quarter to $7.9 billion.

•
Commercial and business lending increased 1%, or $78 million from the year ago quarter to $7.2 billion, but decreased $207 million from the fourth quarter, primarily driven by $200 million of lower mortgage warehouse activity.

Deposits
First quarter average deposits of $21.5 billion were up 4%, or $891 million from the year ago quarter and were down $277 million from the fourth quarter.
With respect to first quarter average balances:

•	Interest-bearing demand deposits increased 32%, or $1.0 billion from the year ago quarter and increased $111 million from the fourth quarter to $4.3 billion.

•	Savings and time deposits increased 5%, or $153 million from the year ago quarter and increased $67 million from the fourth quarter to $3.1 billion.

•	Noninterest-bearing demand deposits decreased 1%, or $31 million from the year ago quarter and decreased $328 million from the fourth quarter to $5.0 billion.

•	Money market deposits decreased 3%, or $263 million from the year ago quarter and decreased $127 million from the fourth quarter to $9.2 billion.

Net Interest Income and Net Interest Margin
Net interest income was up 5%, or $8 million from the year ago quarter, with net interest margin increasing 3 basis points. First quarter net interest income of $180 million was essentially flat from the fourth quarter as higher yields on loans offset the impact of two fewer days in the quarter. Net interest margin of 2.84% increased 4 basis points from the fourth quarter.

•	The average yield on total loans increased to 3.51% from 3.41% in the year ago quarter and increased from 3.40% in the prior quarter.

•	The average cost of interest-bearing deposits increased to 0.42% from 0.30% in the year ago quarter and increased from 0.33% in the prior quarter.

Noninterest Income
First quarter total noninterest income of $80 million was down 4%, or $3 million from the year ago quarter, reflecting less investment gains. As expected, total noninterest income was down 13%, or $12 million from the prior quarter, primarily related to a shift in the Company's mortgage retention strategy.
With respect to first quarter noninterest income line items:

•	Brokerage and annuity commissions were up 14% from the year ago quarter and 3% from the prior quarter primarily due to a stronger market backdrop.

•
Capital market fees were up 10% from the year ago quarter, but decreased $4 million from the fourth quarter primarily due to fewer customer hedging transactions, lower valuation gains, and lower loan syndication activity.

•
Mortgage banking was up 9% from the year ago quarter, but decreased $7 million from the prior quarter reflecting reduced settlements, the Company's increased retention of mortgages on balance sheet, and the Company's switch to fair value accounting for the mortgage pipeline.

•	Insurance commissions were up 1% from the year ago quarter and increased 20% from the prior quarter primarily related to seasonally higher property and casualty insurance revenues.

•	BOLI, asset gains, and investment securities gains were down from both the year ago and prior quarters.
Noninterest Expense
First quarter total noninterest expense of $174 million was essentially flat compared to the year ago quarter and decreased $5 million, or 3% from the prior quarter.
With respect to first quarter noninterest expense line items:

•	Personnel expense was up $3 million from the year ago quarter, but decreased 3% from the prior quarter reflecting increased severance in the fourth quarter.

•	Occupancy expense was up $1 million from the year ago quarter and was up 11% from the prior quarter primarily related to increased snow plowing and higher lease terminations and adjustments.

Noninterest Expense cont.

•
Business development and advertising decreased $2 million from the year ago quarter and decreased 7% from the prior quarter driven by a shift in strategy largely from television to digital advertising.

•	All other noninterest expense line items, collectively, decreased $2 million from the year ago quarter and decreased 6% from the prior quarter.

Taxes
First quarter income tax expense was $21 million with an effective tax rate of 27%, compared to $19 million and 31% in the year ago quarter, and $24 million and 30% in the prior quarter. The first quarter's lower effective tax rate was due to a change in accounting standards related to stock compensation which lowered income tax expense by $3 million. These tax effects are expected to be higher in the first quarter when the majority of the Company’s restricted stock awards vest.

Credit
First quarter provision for credit losses of $9 million decreased $11 million from the year ago quarter and was down $6 million from the prior quarter.

•	Potential problem loans of $340 million were down $61 million from the year ago quarter and down $11 million from the prior quarter.

•
Nonaccrual loans of $260 million were down $26 million from the year ago quarter and down $15 million from the prior quarter. The nonaccrual loans to total loans ratio was 1.29% in the first quarter, compared to 1.49% in the year ago quarter, and 1.37% in the prior quarter.

•	First quarter net charge offs of $6 million were down $11 million from the year ago quarter and down $4 million from the prior quarter.

•
The allowance for loan losses of $283 million was up $5 million from the year ago quarter and was up $4 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.40% in the first quarter, compared to 1.44% in the year ago quarter, and 1.39% in the prior quarter.

•	The allowance related to the oil and gas portfolio was $42 million at March 31, 2017 and represented 6.7% of total oil and gas loans.

Capital
The Company’s capital position remains strong, with a CET1 ratio of 9.9% at March 31, 2017. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FIRST QUARTER 2017 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 20, 2017. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2017 earnings call. The first quarter 2017 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $29 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio, and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables.

# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(In thousands)	Mar 31, 2017	Dec 31, 2016	Seql Qtr $ Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr $ Change
Assets
Cash and due from banks	$332,601	$446,558	$(113,957)	$356,047	$333,000	$287,183	$45,418
Interest-bearing deposits in other financial institutions	337,167	149,175	187,992	240,010	131,680	68,025	269,142
Federal funds sold and securities purchased under agreements to resell	19,700	46,500	(26,800)	14,250	13,200	20,200	(500)
Investment securities held to maturity, at amortized cost	1,554,843	1,273,536	281,307	1,253,494	1,236,140	1,176,821	378,022
Investment securities available for sale, at fair value	4,300,490	4,680,226	(379,736)	4,846,088	4,801,766	4,905,841	(605,351)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	139,273	140,001	(728)	140,215	194,501	181,853	(42,580)
Residential loans held for sale(1)	34,051	108,010	(73,959)	213,883	253,682	98,250	(64,199)
Commercial loans held for sale	2,901	12,474	(9,573)	16,912	30,694	30,089	(27,188)
Loans	20,147,683	20,054,716	92,967	19,844,005	19,815,286	19,227,240	920,443
Allowance for loan losses	(282,672)	(278,335)	(4,337)	(269,540)	(267,780)	(277,370)	(5,302)
Loans, net	19,865,011	19,776,381	88,630	19,574,465	19,547,506	18,949,870	915,141
Premises and equipment, net	332,884	330,315	2,569	329,726	331,427	331,711	1,173
Goodwill	972,006	971,951	55	971,951	971,951	971,951	55
Mortgage servicing rights, net	60,702	61,476	(774)	58,414	57,474	59,414	1,288
Other intangible assets, net	15,026	15,377	(351)	15,902	16,427	16,966	(1,940)
Trading assets	49,306	52,398	(3,092)	60,780	77,112	53,087	(3,781)
Other assets	1,093,896	1,074,937	18,959	1,060,627	1,042,139	1,027,606	66,290
Total assets	$29,109,857	$29,139,315	$(29,458)	$29,152,764	$29,038,699	$28,178,867	$930,990
Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$5,338,212	$5,392,208	$(53,996)	$5,337,677	$5,039,336	$5,272,685	$65,527
Interest-bearing deposits	16,489,823	16,496,240	(6,417)	16,410,035	15,253,514	15,412,775	1,077,048
Total deposits	21,828,035	21,888,448	(60,413)	21,747,712	20,292,850	20,685,460	1,142,575
Federal funds purchased and securities sold under agreements to repurchase	650,188	508,347	141,841	698,772	509,150	583,247	66,941
Other short-term funding	430,679	583,688	(153,009)	541,321	1,402,407	834,161	(403,482)
Long-term funding	2,761,955	2,761,795	160	2,761,635	3,511,475	2,861,316	(99,361)
Trading liabilities	47,561	51,103	(3,542)	62,301	79,466	55,223	(7,662)
Accrued expenses and other liabilities	246,645	254,622	(7,977)	243,908	213,204	176,962	69,683
Total liabilities	25,965,063	26,048,003	(82,940)	26,055,649	26,008,552	25,196,369	768,694
Stockholders’ Equity
Preferred equity	159,929	159,929	—	159,929	120,201	120,347	39,582
Common equity:
Common stock	1,630	1,630	—	1,630	1,630	1,630	—
Surplus	1,469,744	1,459,498	10,246	1,459,161	1,453,285	1,447,368	22,376
Retained earnings	1,709,514	1,695,764	13,750	1,662,778	1,629,915	1,599,835	109,679
Accumulated other comprehensive income (loss)	(56,344)	(54,679)	(1,665)	(1,254)	13,453	2,167	(58,511)
Treasury stock, at cost	(139,679)	(170,830)	31,151	(185,129)	(188,337)	(188,849)	49,170
Total common equity	2,984,865	2,931,383	53,482	2,937,186	2,909,946	2,862,151	122,714
Total stockholders’ equity	3,144,794	3,091,312	53,482	3,097,115	3,030,147	2,982,498	162,296
Total liabilities and stockholders’ equity	$29,109,857	$29,139,315	$(29,458)	$29,152,764	$29,038,699	$28,178,867	$930,990

(1)	Effective January 1, 2017, residential loans originated for sale are accounted for under the fair value option. Prior periods have not been restated.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)—Quarterly Trend
			Seql Qtr					Comp Qtr
(In thousands, except per share data)	1Q17	4Q16	$ Change	% Change	3Q16	2Q16	1Q16	$ Change	% Change
Interest Income
Interest and fees on loans	$173,649	$169,473	$4,176	2%	$167,350	$163,059	$159,656	$13,993	9%
Interest and dividends on investment securities:
Taxable	23,475	22,418	1,057	5%	22,948	24,270	25,516	(2,041)	(8)%
Tax-exempt	8,129	8,184	(55)	(1)%	8,141	7,894	7,830	299	4%
Other interest	1,536	1,380	156	11%	1,064	1,318	1,067	469	44%
Total interest income	206,789	201,455	5,334	3%	199,503	196,541	194,069	12,720	7%
Interest Expense
Interest on deposits	16,924	13,773	3,151	23%	13,118	11,678	11,766	5,158	44%
Interest on Federal funds purchased and securities sold under agreements to repurchase	515	314	201	64%	326	378	296	219	74%
Interest on other short-term funding	1,080	458	622	136%	296	845	515	565	110%
Interest on long-term funding	7,996	6,875	1,121	16%	7,229	6,923	9,505	(1,509)	(16)%
Total interest expense	26,515	21,420	5,095	24%	20,969	19,824	22,082	4,433	20%
Net Interest Income	180,274	180,035	239	—%	178,534	176,717	171,987	8,287	5%
Provision for credit losses	9,000	15,000	(6,000)	(40)%	21,000	14,000	20,000	(11,000)	(55)%
Net interest income after provision for credit losses	171,274	165,035	6,239	4%	157,534	162,717	151,987	19,287	13%
Noninterest Income
Trust service fees	11,935	12,211	(276)	(2)%	11,700	11,509	11,447	488	4%
Service charges on deposit accounts	16,356	16,447	(91)	(1)%	17,445	16,444	16,273	83	1%
Card-based and other nondeposit fees	12,465	12,592	(127)	(1)%	12,777	12,717	11,991	474	4%
Insurance commissions	21,620	17,977	3,643	20%	19,431	22,005	21,382	238	1%
Brokerage and annuity commissions	4,333	4,188	145	3%	4,155	4,098	3,794	539	14%
Mortgage banking, net	4,579	11,559	(6,980)	(60)%	18,291	4,067	4,204	375	9%
Capital market fees, net	3,883	7,716	(3,833)	(50)%	7,012	3,793	3,538	345	10%
Bank owned life insurance income	2,615	3,338	(723)	(22)%	3,290	2,973	4,770	(2,155)	(45)%
Asset gains (losses), net	(234)	767	(1,001)	(131)%	(1,034)	(343)	524	(758)	(145)%
Investment securities gains (losses), net	—	3,115	(3,115)	(100)%	(13)	3,116	3,098	(3,098)	(100)%
Other	2,279	2,379	(100)	(4)%	2,180	1,789	2,171	108	5%
Total noninterest income	79,831	92,289	(12,458)	(13)%	95,234	82,168	83,192	(3,361)	(4)%
Noninterest Expense
Personnel expense	104,419	107,491	(3,072)	(3)%	103,819	102,129	101,398	3,021	3%
Occupancy	15,219	13,690	1,529	11%	15,362	13,215	13,802	1,417	10%
Equipment	5,485	5,328	157	3%	5,319	5,396	5,446	39	1%
Technology	14,420	14,413	7	—%	14,173	14,450	14,264	156	1%
Business development and advertising	5,835	6,298	(463)	(7)%	5,251	6,591	8,211	(2,376)	(29)%
Other intangible amortization	513	525	(12)	(2)%	525	539	504	9	2%
Loan expense	2,620	3,443	(823)	(24)%	3,535	3,442	3,221	(601)	(19)%
Legal and professional fees	4,166	5,184	(1,018)	(20)%	4,804	4,856	5,025	(859)	(17)%
Foreclosure / OREO expense, net	1,505	677	828	122%	960	1,330	1,877	(372)	(20)%
FDIC expense	8,000	9,250	(1,250)	(14)%	9,000	8,750	7,750	250	3%
Other	11,509	12,616	(1,107)	(9)%	12,566	13,662	12,473	(964)	(8)%
Total noninterest expense	173,691	178,915	(5,224)	(3)%	175,314	174,360	173,971	(280)	—%
Income before income taxes	77,414	78,409	(995)	(1)%	77,454	70,525	61,208	16,206	26%
Income tax expense	21,144	23,576	(2,432)	(10)%	23,638	21,434	18,674	2,470	13%
Net income	56,270	54,833	1,437	3%	53,816	49,091	42,534	13,736	32%
Preferred stock dividends	2,330	2,348	(18)	(1)%	2,188	2,169	2,198	132	6%
Net income available to common equity	$53,940	$52,485	$1,455	3%	$51,628	$46,922	$40,336	$13,604	34%
Earnings Per Common Share:
Basic	$0.36	$0.35	$0.01	3%	$0.34	$0.31	$0.27	$0.09	33%
Diluted	$0.35	$0.34	$0.01	3%	$0.34	$0.31	$0.27	$0.08	30%
Average Common Shares Outstanding:
Basic	150,815	149,253	1,562	1%	148,708	148,511	148,601	2,214	1%
Diluted	153,869	151,563	2,306	2%	149,973	149,530	149,454	4,415	3%

Associated Banc-Corp Selected Quarterly Information
($ in millions, except share and per share, full time equivalent employee data and branch count)	1Q17	4Q16	3Q16	2Q16	1Q16
Per Common Share Data
Dividends	$0.12	$0.12	$0.11	$0.11	$0.11
Market value:
High	26.50	25.15	19.91	18.84	18.79
Low	23.40	19.05	16.49	15.84	15.48
Close	24.40	24.70	19.59	17.15	17.94
Book value	19.42	19.27	19.42	19.27	18.96
Tangible book value / share	$13.00	$12.78	$12.89	$12.72	$12.41
Performance Ratios (Annualized)
Return on average assets	0.79%	0.75%	0.74%	0.69%	0.62%
Effective tax rate	27.31%	30.07%	30.52%	30.39%	30.51%
Dividend payout ratio(1)	33.33%	34.29%	32.35%	35.48%	40.74%
Selected Trend Information
Average full time equivalent employees	4,370	4,439	4,477	4,415	4,374
Branch count	215	217	217	215	215
Trust assets under management, at market value	$8,716	$8,302	$8,179	$7,944	$7,844
Mortgage loans originated for sale during period	$101	$287	$466	$324	$194
Mortgage loan settlements during period	$197	$396	$655	$270	$222
Mortgage portfolio serviced for others	$7,909	$7,975	$8,011	$7,776	$7,877
Mortgage servicing rights, net / mortgage portfolio serviced for others	0.77%	0.77%	0.73%	0.74%	0.75%
Shares outstanding, end of period	153,734	152,121	151,243	151,036	150,994
Selected Quarterly Ratios
Loans / deposits	92.30%	91.62%	91.25%	97.65%	92.95%
Stockholders’ equity / assets	10.80%	10.61%	10.62%	10.43%	10.58%
Risk-based Capital (2) (3)
Total risk-weighted assets	$21,121	$21,341	$21,265	$21,168	$20,454
Common equity Tier 1	$2,085	$2,033	$1,984	$1,941	$1,903
Common equity Tier 1 capital ratio	9.87%	9.52%	9.33%	9.17%	9.30%
Tier 1 capital ratio	10.63%	10.27%	10.08%	9.73%	9.88%
Total capital ratio	13.05%	12.68%	12.49%	12.16%	12.35%
Tier 1 leverage ratio	8.05%	7.83%	7.64%	7.43%	7.55%

(1)	Ratio is based upon basic earnings per common share.

(2)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(3)	March 31, 2017 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
(In thousands)	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Allowance for Loan Losses
Balance at beginning of period	$278,335	$269,540	3%	$267,780	$277,370	$274,264	1%
Provision for loan losses	10,000	18,000	(44)%	20,000	11,000	20,000	(50)%
Charge offs	(11,854)	(11,609)	2%	(28,964)	(24,621)	(21,245)	(44)%
Recoveries	6,191	2,404	158%	10,724	4,031	4,351	42%
Net charge offs	(5,663)	(9,205)	(38)%	(18,240)	(20,590)	(16,894)	(66)%
Balance at end of period	$282,672	$278,335	2%	$269,540	$267,780	$277,370	2%
Allowance for Unfunded Commitments
Balance at beginning of period	$25,400	$28,400	(11)%	$27,400	$24,400	$24,400	4%
Provision for unfunded commitments	(1,000)	(3,000)	(67)%	1,000	3,000	—	N/M
Balance at end of period	$24,400	$25,400	(4)%	$28,400	$27,400	$24,400	—%
Allowance for credit losses	$307,072	$303,735	1%	$297,940	$295,180	$301,770	2%
Provision for credit losses	$9,000	$15,000	(40)%	$21,000	$14,000	$20,000	(55)%
Net Charge Offs	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Commercial and industrial	$(4,368)	$(6,566)	(33)%	$(16,407)	$(18,564)	$(14,936)	(71)%
Commercial real estate—owner occupied	19	(221)	(109)%	(154)	(20)	(43)	(144)%
Commercial and business lending	(4,349)	(6,787)	(36)%	(16,561)	(18,584)	(14,979)	(71)%
Commercial real estate—investor	(514)	5	N/M	(564)	(560)	1,239	(141)%
Real estate construction	11	(86)	(113)%	(22)	(219)	(28)	(139)%
Commercial real estate lending	(503)	(81)	N/M	(586)	(779)	1,211	(142)%
Total commercial	(4,852)	(6,868)	(29)%	(17,147)	(19,363)	(13,768)	(65)%
Residential mortgage	(128)	(1,048)	(88)%	(540)	(757)	(1,232)	(90)%
Home equity revolving lines of credit	85	(611)	(114)%	36	275	(902)	(109)%
Home equity loans junior liens	88	120	(27)%	89	42	(244)	(136)%
Home equity	173	(491)	(135)%	125	317	(1,146)	(115)%
Other consumer	(856)	(798)	7%	(678)	(787)	(748)	14%
Total consumer	(811)	(2,337)	(65)%	(1,093)	(1,227)	(3,126)	(74)%
Total net charge offs	$(5,663)	$(9,205)	(38)%	$(18,240)	$(20,590)	$(16,894)	(66)%
Net Charge Offs to Average Loans (in basis points)*	Mar 31, 2017	Dec 31, 2016		Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Commercial and industrial	(28)	(40)		(98)	(114)	(97)
Commercial real estate—owner occupied	1	(10)		(7)	(1)	(2)
Commercial and business lending	(24)	(36)		(87)	(100)	(85)
Commercial real estate—investor	(6)	N/M		(6)	(7)	15
Real estate construction	N/M	(3)		(1)	(7)	(1)
Commercial real estate lending	(4)	(1)		(5)	(7)	11
Total commercial	(16)	(22)		(55)	(64)	(48)
Residential mortgage	(1)	(7)		(3)	(5)	(8)
Home equity revolving lines of credit	4	(29)		2	13	(41)
Home equity loans junior liens	39	49		34	15	(83)
Home equity	8	(21)		5	13	(46)
Other consumer	(90)	(80)		(67)	(78)	(72)
Total consumer	(4)	(12)		(6)	(7)	(17)
Total net charge offs	(11)	(18)		(36)	(42)	(36)
Credit Quality	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Nonaccrual loans	$259,991	$275,303	(6)%	$289,911	$282,602	$286,395	(9)%
Other real estate owned (OREO)	7,540	10,274	(27)%	14,499	13,669	16,056	(53)%
Other nonperforming assets	7,418	7,418	—%	—	—	—	N/M
Total nonperforming assets	$274,949	$292,995	(6)%	$304,410	$296,271	$302,451	(9)%
Loans 90 or more days past due and still accruing	$1,720	$1,613	7%	$1,511	$1,494	$1,629	6%
Allowance for loan losses to loans	1.40%	1.39%		1.36%	1.35%	1.44%
Allowance for loan losses to nonaccrual loans	108.72%	101.10%		92.97%	94.76%	96.85%
Nonaccrual loans to total loans	1.29%	1.37%		1.46%	1.43%	1.49%
Nonperforming assets to total loans plus OREO	1.36%	1.46%		1.53%	1.49%	1.57%
Nonperforming assets to total assets	0.94%	1.01%		1.04%	1.02%	1.07%
Year-to-date net charge offs to average loans *	0.11%	0.33%		0.38%	0.39%	0.36%
* Annualized
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(in thousands)	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$164,891	$183,371	(10)%	$205,902	$193,439	$197,115	(16)%
Commercial real estate—owner occupied	17,925	9,544	88%	6,995	9,635	9,443	90%
Commercial and business lending	182,816	192,915	(5)%	212,897	203,074	206,558	(11)%
Commercial real estate—investor	8,273	18,051	(54)%	8,028	11,528	12,330	(33)%
Real estate construction	1,247	844	48%	864	957	840	48%
Commercial real estate lending	9,520	18,895	(50)%	8,892	12,485	13,170	(28)%
Total commercial	192,336	211,810	(9)%	221,789	215,559	219,728	(12)%
Residential mortgage	54,183	50,236	8%	53,475	52,300	52,212	4%
Home equity revolving lines of credit	8,817	8,588	3%	9,462	8,797	8,822	—%
Home equity loans junior liens	4,395	4,413	—%	4,885	5,566	5,250	(16)%
Home equity	13,212	13,001	2%	14,347	14,363	14,072	(6)%
Other consumer	260	256	2%	300	380	383	(32)%
Total consumer	67,655	63,493	7%	68,122	67,043	66,667	1%
Total nonaccrual loans	$259,991	$275,303	(6)%	$289,911	$282,602	$286,395	(9)%

Restructured loans (accruing)	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Commercial and industrial	$30,852	$31,884	(3)%	$30,248	$29,179	$28,908	7%
Commercial real estate—owner occupied	5,532	5,490	1%	7,445	7,509	7,693	(28)%
Commercial and business lending	36,384	37,374	(3)%	37,693	36,688	36,601	(1)%
Commercial real estate—investor	14,563	15,289	(5)%	15,352	20,191	20,993	(31)%
Real estate construction	327	359	(9)%	365	372	386	(15)%
Commercial real estate lending	14,890	15,648	(5)%	15,717	20,563	21,379	(30)%
Total commercial	51,274	53,022	(3)%	53,410	57,251	57,980	(12)%
Residential mortgage	18,535	18,100	2%	18,049	18,314	19,807	(6)%
Home equity revolving lines of credit	683	555	23%	585	576	1,377	(50)%
Home equity loans junior liens	7,526	7,201	5%	7,100	6,379	5,540	36%
Home equity	8,209	7,756	6%	7,685	6,955	6,917	19%
Other consumer	1,041	979	6%	926	906	893	17%
Total consumer	27,785	26,835	4%	26,660	26,175	27,617	1%
Total restructured loans (accruing)	$79,059	$79,857	(1)%	$80,070	$83,426	$85,597	(8)%
Restructured loans included in nonaccrual loans (not included with restructed loans (accruing))	$78,902	$29,385	169%	$31,758	$34,841	$35,232	124%

Accruing Loans 30-89 Days Past Due	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Commercial and industrial	$1,675	$1,413	19%	$950	$2,124	$2,901	(42)%
Commercial real estate—owner occupied	970	1,384	(30)%	869	193	520	87%
Commercial and business lending	2,645	2,797	(5)%	1,819	2,317	3,421	(23)%
Commercial real estate—investor	1,122	931	21%	630	2,715	1,072	5%
Real estate construction	431	369	17%	402	524	415	4%
Commercial real estate lending	1,553	1,300	19%	1,032	3,239	1,487	4%
Total commercial	4,198	4,097	2%	2,851	5,556	4,908	(14)%
Residential mortgage	7,243	8,142	(11)%	6,697	7,382	3,594	102%
Home equity revolving lines of credit	3,332	4,219	(21)%	4,137	6,075	3,582	(7)%
Home equity loans junior liens	1,180	1,630	(28)%	1,336	1,655	2,222	(47)%
Home equity	4,512	5,849	(23)%	5,473	7,730	5,804	(22)%
Other consumer	1,658	3,189	(48)%	2,046	1,895	1,682	(1)%
Total consumer	13,413	17,180	(22)%	14,216	17,007	11,080	21%
Total accruing loans 30-89 days past due	$17,611	$21,277	(17)%	$17,067	$22,563	$15,988	10%

Potential Problem Loans	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Commercial and industrial	$218,930	$227,196	(4)%	$351,290	$379,818	$328,464	(33)%
Commercial real estate—owner occupied	58,994	64,524	(9)%	47,387	45,671	41,107	44%
Commercial and business lending	277,924	291,720	(5)%	398,677	425,489	369,571	(25)%
Commercial real estate—investor	49,217	51,228	(4)%	36,765	25,081	25,385	94%
Real estate construction	10,141	2,465	N/M	1,929	2,117	2,422	N/M
Commercial real estate lending	59,358	53,693	11%	38,694	27,198	27,807	113%
Total commercial	337,282	345,413	(2)%	437,371	452,687	397,378	(15)%
Residential mortgage	2,155	5,615	(62)%	3,226	3,953	3,488	(38)%
Home equity revolving lines of credit	46	46	—%	46	62	48	(4)%
Home equity loans junior liens	174	68	156%	32	32	161	8%
Home equity	220	114	93%	78	94	209	5%
Total consumer	2,375	5,729	(59)%	3,304	4,047	3,697	(36)%
Total potential problem loans	$339,657	$351,142	(3)%	$440,675	$456,734	$401,075	(15)%
N/M = Not meaningful

Associated Banc-Corp Net Interest Income Analysis—Fully Tax-Equivalent Basis — Sequential and Comparable Quarter
	Quarter ended,
	March 31, 2017			December 31, 2016			March 31, 2016
(In thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$7,199,481	$60,680	3.42%	$7,406,810	$61,501	3.30%	$7,121,061	$57,291	3.23%
Commercial real estate lending	4,999,994	45,135	3.66%	4,914,643	42,663	3.45%	4,469,531	38,989	3.51%
Total commercial	12,199,475	105,815	3.52%	12,321,453	104,164	3.36%	11,590,592	96,280	3.34%
Residential mortgage	6,564,600	53,306	3.25%	6,317,769	49,557	3.14%	5,920,280	47,748	3.23%
Retail	1,308,650	15,450	4.74%	1,337,848	16,679	4.98%	1,411,958	16,607	4.71%
Total loans	20,072,725	174,571	3.51%	19,977,070	170,400	3.40%	18,922,830	160,635	3.41%
Investment securities:
Taxable	4,830,421	23,475	1.94%	4,963,633	22,418	1.81%	5,034,072	25,516	2.03%
Tax-exempt(1)	1,138,010	12,438	4.37%	1,140,175	12,523	4.39%	1,045,210	11,980	4.58%
Other short-term investments	298,158	1,536	2.08%	342,344	1,380	1.61%	270,261	1,067	1.59%
Investments and other	6,266,589	37,449	2.39%	6,446,152	36,321	2.25%	6,349,543	38,563	2.43%
Total earning assets	26,339,314	$212,020	3.24%	26,423,222	$206,721	3.12%	25,272,373	$199,198	3.16%
Other assets, net	2,441,013			2,482,062			2,426,475
Total assets	$28,780,327			$28,905,284			$27,698,848
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$1,465,811	$188	0.05%	$1,451,803	$198	0.05%	$1,367,646	$236	0.07%
Interest-bearing demand	4,251,357	4,210	0.40%	4,140,072	3,248	0.31%	3,220,409	2,032	0.25%
Money market	9,169,141	9,388	0.42%	9,296,364	7,269	0.31%	9,432,245	6,444	0.27%
Time deposits	1,613,331	3,138	0.79%	1,560,145	3,058	0.78%	1,558,278	3,054	0.79%
Total interest-bearing deposits	16,499,640	16,924	0.42%	16,448,384	13,773	0.33%	15,578,578	11,766	0.30%
Federal funds purchased and securities sold under agreements to repurchase	495,311	515	0.42%	549,738	314	0.23%	559,459	296	0.21%
Other short-term funding	683,306	1,080	0.64%	491,800	458	0.37%	777,898	515	0.27%
Total short-term funding	1,178,617	1,595	0.55%	1,041,538	772	0.29%	1,337,357	811	0.24%
Long-term funding	2,761,850	7,996	1.17%	2,761,695	6,875	0.99%	2,582,538	9,505	1.47%
Total short and long-term funding	3,940,467	9,591	0.98%	3,803,233	7,647	0.80%	3,919,895	10,316	1.05%
Total interest-bearing liabilities	20,440,107	$26,515	0.52%	20,251,617	$21,420	0.42%	19,498,473	$22,082	0.45%
Noninterest-bearing demand deposits	4,966,082			5,294,078			4,996,596
Other liabilities	250,747			274,829			233,029
Stockholders’ equity	3,123,391			3,084,760			2,970,750
Total liabilities and stockholders’ equity	$28,780,327			$28,905,284			$27,698,848
Interest rate spread			2.72%			2.70%			2.71%
Net free funds			0.12%			0.10%			0.10%
Fully tax-equivalent net interest income and net interest margin		$185,505	2.84%		$185,301	2.80%		$177,116	2.81%
Fully tax-equivalent adjustment		5,231			5,266			5,129
Net interest income		$180,274			$180,035			$171,987

(1)
The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Associated Banc-Corp Loan and Deposit Composition (In thousands)
Period End Loan Composition	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Commercial and industrial	$6,300,646	$6,489,014	(3)%	$6,721,557	$6,701,986	$6,511,648	(3)%
Commercial real estate—owner occupied	878,391	897,724	(2)%	892,678	921,736	917,285	(4)%
Commercial and business lending	7,179,037	7,386,738	(3)%	7,614,235	7,623,722	7,428,933	(3)%
Commercial real estate—investor	3,415,355	3,574,732	(4)%	3,530,370	3,495,791	3,276,733	4%
Real estate construction	1,553,205	1,432,497	8%	1,314,431	1,285,573	1,184,398	31%
Commercial real estate lending	4,968,560	5,007,229	(1)%	4,844,801	4,781,364	4,461,131	11%
Total commercial	12,147,597	12,393,967	(2)%	12,459,036	12,405,086	11,890,064	2%
Residential mortgage	6,715,282	6,332,327	6%	6,034,166	6,035,720	5,944,457	13%
Home equity revolving lines of credit	823,594	840,872	(2)%	851,382	861,311	867,860	(5)%
Home equity loans junior liens	88,375	93,571	(6)%	100,212	107,460	115,134	(23)%
Home equity	911,969	934,443	(2)%	951,594	968,771	982,994	(7)%
Other consumer	372,835	393,979	(5)%	399,209	405,709	409,725	(9)%
Total consumer	8,000,086	7,660,749	4%	7,384,969	7,410,200	7,337,176	9%
Total loans	$20,147,683	$20,054,716	—%	$19,844,005	$19,815,286	$19,227,240	5%

Period End Deposit and Customer Funding Composition	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Noninterest-bearing demand	$5,338,212	$5,392,208	(1)%	$5,337,677	$5,039,336	$5,272,685	1%
Savings	1,530,155	1,431,494	7%	1,441,187	1,451,801	1,426,951	7%
Interest-bearing demand	4,736,236	4,687,656	1%	4,548,390	3,789,138	3,698,941	28%
Money market	8,608,523	8,770,963	(2)%	8,894,357	8,448,543	8,718,841	(1)%
Brokered CDs	54,993	52,725	4%	44,373	46,268	41,440	33%
Other time	1,559,916	1,553,402	—%	1,481,728	1,517,764	1,526,602	2%
Total deposits	21,828,035	21,888,448	—%	21,747,712	20,292,850	20,685,460	6%
Customer funding	326,823	300,197	9%	477,607	464,880	508,262	(36)%
Total deposits and customer funding	$22,154,858	$22,188,645	—%	$22,225,319	$20,757,730	$21,193,722	5%
Network transactions deposits (1)	$3,417,380	$3,895,467	(12)%	$3,730,513	$3,141,214	$3,399,054	1%
Total deposits and customer funding, excluding Brokered CDs and network transaction deposits	$18,682,485	$18,240,453	2%	$18,450,433	$17,570,248	$17,753,228	5%

Quarter Average Loan Composition	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Commercial and industrial	$6,313,389	$6,514,974	(3)%	$6,674,688	$6,559,613	$6,207,458	2%
Commercial real estate—owner occupied	886,092	891,836	(1)%	902,782	915,020	913,603	(3)%
Commercial and business lending	7,199,481	7,406,810	(3)%	7,577,470	7,474,633	7,121,061	1%
Commercial real estate—investor	3,502,769	3,546,559	(1)%	3,532,861	3,448,741	3,298,522	6%
Real estate construction	1,497,225	1,368,084	9%	1,322,966	1,205,370	1,171,009	28%
Commercial real estate lending	4,999,994	4,914,643	2%	4,855,827	4,654,111	4,469,531	12%
Total commercial	12,199,475	12,321,453	(1)%	12,433,297	12,128,744	11,590,592	5%
Residential mortgage	6,564,600	6,317,769	4%	6,255,264	6,129,924	5,920,280	11%
Home equity revolving lines of credit	833,032	845,740	(2)%	857,244	863,941	876,820	(5)%
Home equity loans junior liens	90,864	96,880	(6)%	103,790	111,372	118,610	(23)%
Home equity	923,896	942,620	(2)%	961,034	975,313	995,430	(7)%
Other consumer	384,754	395,228	(3)%	403,181	408,004	416,528	(8)%
Total consumer	7,873,250	7,655,617	3%	7,619,479	7,513,241	7,332,238	7%
Total loans	$20,072,725	$19,977,070	—%	$20,052,776	$19,641,985	$18,922,830	6%

Quarter Average Deposit Composition	Mar 31, 2017	Dec 31, 2016	Seql Qtr % Change	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Comp Qtr % Change
Noninterest-bearing demand	$4,966,082	$5,294,078	(6)%	$5,161,802	$4,969,994	$4,996,596	(1)%
Savings	1,465,811	1,451,803	1%	1,448,223	1,445,020	1,367,646	7%
Interest-bearing demand	4,251,357	4,140,072	3%	4,151,708	3,640,733	3,220,409	32%
Money market	9,169,141	9,296,364	(1)%	9,088,943	8,692,782	9,432,245	(3)%
Time deposits	1,613,331	1,560,145	3%	1,553,349	1,540,424	1,558,278	4%
Total deposits	$21,465,722	$21,742,462	(1)%	$21,404,025	$20,288,953	$20,575,174	4%

(1)	Included above in interest-bearing demand and money market.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
Tangible Common Equity Reconciliation (1)
Common equity	$2,985	$2,931	$2,937	$2,910	$2,862
Goodwill and other intangible assets, net	(987)	(987)	(988)	(988)	(989)
Tangible common equity	$1,998	$1,944	$1,949	$1,922	$1,873
Tangible Assets Reconciliation (1)
Total assets	$29,110	$29,139	$29,153	$29,039	$28,179
Goodwill and other intangible assets, net	(987)	(987)	(988)	(988)	(989)
Tangible assets	$28,123	$28,152	$28,165	$28,051	$27,190
Average Tangible Common Equity and Average Common Equity Tier 1 Reconciliation (1)
Common equity	$2,963	$2,925	$2,911	$2,869	$2,849
Goodwill and other intangible assets, net	(987)	(988)	(988)	(989)	(989)
Tangible common equity	1,976	1,937	1,923	1,880	1,860
Less: Accumulated other comprehensive income / loss	54	28	(3)	1	3
Less: Deferred tax assets / deferred tax liabilities, net	32	33	33	32	33
Average common equity Tier 1	$2,062	$1,998	$1,953	$1,913	$1,896
Selected Equity and Performance Ratios (1) (2)
Tangible common equity / tangible assets	7.10%	6.91%	6.92%	6.85%	6.89%
Return on average equity	7.31%	7.07%	7.03%	6.19%	5.76%
Return on average tangible common equity	11.07%	10.78%	10.68%	10.04%	8.72%
Return on average common equity Tier 1	10.61%	10.45%	10.52%	9.86%	8.55%
Efficiency Ratio Reconciliation (3)
Federal Reserve efficiency ratio	66.39%	65.35%	64.40%	69.34%	69.01%
Fully tax-equivalent adjustment	(1.30)%	(1.25)%	(1.21)%	(1.36)%	(1.37)%
Other intangible amortization	(0.20)%	(0.20)%	(0.19)%	(0.21)%	(0.20)%
Fully tax-equivalent efficiency ratio	64.89%	63.90%	63.00%	67.77%	67.44%

(1)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(3)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.